UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2016

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

951 Gateway Boulevard
South San Francisco, California 94080
(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 28, 2016, Innoviva, Inc. (the “Company”) issued a press release and is holding a conference call regarding its results of operations and financial condition for the quarter ended March 31, 2016. A copy of the press release, which includes information regarding the Company’s use of non-GAAP financial measures, is furnished as Exhibit 99.1 to this Current Report.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention of Senior Vice President and Chief Commercial Officer

On April 27, 2016, George Abercrombie notified the Company of his decision to remain as the Senior Vice President and Chief Commercial Officer.  Mr. Abercrombie had previously informed the Company of his decision to retire from his position as reported on April 20, 2016.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Filing of Restated Certificate of Incorporation to Integrate Amendments

On April 26, 2016, the Company’s stockholders approved an amendment to the second paragraph of Article VI of the Company’s then-effective Restated Certificate of Incorporation consistent with Section 141(k) of the Delaware General Corporation Law (the “DGCL”), to remove the words “for cause” so that any of the Company’s directors may be removed, with or without cause. The stockholders of the Company also approved an additional amendment to the then-effective Restated Certificate of Incorporation to, among other things, remove provisions that are out-of-date, obsolete or inoperative. As indicated in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on March 25, 2016 (the “Proxy Statement”), the Company filed a restated certificate of incorporation (the “Restated Charter”) with the Secretary of State of the State of Delaware pursuant to Section 245 of the DGCL to integrate into a single instrument all of the amendments to the prior Restated Certificate of Incorporation, including the Removal Amendment and Ancillary Amendment (each defined below) approved by the Company’s stockholders as set forth below in Item 5.07 of this Current Report on Form 8-K.

The foregoing summary description of certain provisions of the Restated Charter is qualified in its entirety by the full text of the Restated Charter, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2016 annual meeting of stockholders (the “Annual Meeting”) of the Company held on April 26, 2016, the following proposals were submitted to the stockholders of the Company:

Proposal 1:	The election of five directors to serve until the the next annual meeting of stockholders.

Proposal 2:	Advisory vote to approve named executive officer compensation.

Proposal 3:	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Proposal 4:	The approval of an amendment to the Company’s Restated Certificate of Incorporation allowing stockholders to remove directors with or without cause (the “Removal Amendment”).

Proposal 5:	The approval of an amendment to the Company’s Restated Certificate of Incorporation to, among other things, remove provisions that are out-of-date, obsolete or inoperative (the “Ancillary Amendment”).

For more information about the foregoing proposals, see the Proxy Statement. Of the 113,851,845 shares of the Company’s common stock entitled to vote at the Annual Meeting, 110,617,720 shares, or approximately 97.15%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1:         Election of Directors.

The Company’s stockholders elected the following five directors to serve until the next annual meeting of stockholders. The votes regarding the election of directors were as follows:

Director	Votes For	Votes Withheld
Michael W. Aguiar	99,732,671	260,700
Catherine J. Friedman	97,197,260	2,796,111
Paul Pepe	98,670,143	1,323,228
James L. Tyree	97,755,943	2,237,428
William H. Waltrip	98,768,817	1,224,554

Proposal 2:        Advisory Vote to Approve Named Executive Officer Compensation.

The Company’s stockholders approved on an advisory basis the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
90,662,748	9,316,629	13,994	10,624,349

Proposal 3:        Ratification of Appointment of Ernst & Young LLP.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
109,247,112	1,361,614	8,994	—

Proposal 4:        Removal Amendment.

The Company’s stockholders approved the Removal Amendment, as further discussed in the Proxy Statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
109,933,018	423,916	260,786	—

Proposal 5:        Ancillary Amendment.

The Company’s stockholders approved the Ancillary Amendment, as further discussed in the Proxy Statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
99,860,525	125,339	7,507	10,624,349

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated April 28, 2016

99.2	Restated Certificate of Incorporation of Innoviva, Inc. filed April 27, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: April 28, 2016	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Chief Financial Officer